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                                                                   EXHIBIT 10.14


                            ASSET PURCHASE AGREEMENT

        THIS ASSET PURCHASE AGREEMENT, dated as of, February 12, 1999, by and between AHC PHYSICIANS CORPORATION, INC., a Georgia corporation (the "SELLER"), and GEORGIA CLINIC, L.L.C. (the "PURCHASER").

                                   WITNESSETH:

         WHEREAS, Seller owns and operates a medical clinic at 6920 Jimmy Carter Blvd., Suite 100, Norcross, GA 30071 (the "Clinic" or "Practice"); and

         WHEREAS, Seller desires to sell to Purchaser the Clinic Assets, and Purchaser desires to purchase such Assets, all on the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

                             ARTICLE I - DEFINITIONS

        1.1 Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

         "ACQUISITION DOCUMENTS" shall mean the documents described under
SECTION 2.4 herein.

         "ACTION" shall mean any action, suit, litigation, complaint, counterclaim, claim, petition, mediation contest, or administrative proceeding, whether at law, in equity, in arbitration or otherwise, and whether conducted by or before any Government or other Person.

        "ASSETS" shall mean the Assets listed on SCHEDULE 1.1 attached as part of EXHIBIT "A" and shall not include any asset not so identified.

         "ASSUMED LIABILITIES" shall mean (i) all obligations of Seller that accrue after the Closing under the terms of the Contracts, (ii) obligations arising after the Closing under any Permits which are assigned to Purchaser,
(iii) all Property Taxes and all other obligations with respect to the Assets that accrue after the Closing, (iv) all accounts payable as of January 1, 1999, except as provided for herein, (v) all contracts or leases for equipment and premises as set forth in SCHEDULE 2.2, 3.5 and employees in SCHEDULE 3.13 AND 3.15.

         "BILL OF SALE AND ASSIGNMENT AGREEMENT" shall mean an instrument in substantially the form of EXHIBIT A hereto pursuant to which the Assets (except for the Real Property, if any) will be transferred and assigned to Purchaser at the Closing and pursuant to which Purchaser will assume the Assumed Liabilities.

         "BUSINESS" shall mean the business of owning and operating the Clinic as conducted prior to the Closing by Seller.

         "CLOSING" shall have the meaning set forth in SECTION 2.6 hereof.

         "CLOSING DATE" shall mean the time and date that the Closing occurs, contemporaneous with the execution hereof.

         "CODE" shall mean the United States Internal Revenue Code of 1986, as amended, and all regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

         "CONSENTS" shall mean all consents, approvals, and estoppels of others which are required to be obtained in order to effect the valid assignment, transfer, and conveyance to Purchaser of the Material Contracts without resulting in any default thereunder.



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         "CONTRACTS" shall mean all contracts, agreements, real estate leases, and leases of equipment or other personal property that relate exclusively to the Business.

         "DEFAULT" shall mean an event of default as defined in any contract or other agreement or instrument, or any event which, with the passage of time or giving of notice or both, would constitute an event of default or other breach under such document or instrument.

         "EFFECTIVE TIME" shall have the meaning set forth in SECTION 2.5 hereof.

         "ENVIRONMENTAL LAWS" shall mean all federal, state, municipal, and local laws, statutes, ordinances, rules, regulations, conventions, and decrees relating to the environment, including without limitation, those relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants chemicals, or industrial, toxic, or Hazardous Materials or wastes of every kind and nature into the environment (including without limitation ambient air, surface water, ground water, soil, and subsoil), or otherwise relating to the manufacture, generation, processing, distribution, application, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic, or hazardous substances or wastes, and any and all laws, rules, regulations, codes, directives, orders, decrees, judgments, injunctions, consent agreements, stipulations, provisions, and conditions of Environmental Permits, licenses, injunctions, consent agreements, stipulations, certificates of authorization, and other operating authorizations, entered, promulgated, or approved thereunder.

         "ENVIRONMENTAL PERMITS" shall mean all permits, licenses, certificates, approvals, authorizations, regulatory plans or compliance schedules required by applicable Environmental Laws, or issued by a Government pursuant to applicable Environmental Laws, or entered into by agreement of the party to be bound, relating to activities that affect the environment, including without limitation, permits, licenses, certificates, approvals, authorizations, regulatory plans and compliance schedules for air emissions, water discharges, pesticide and herbicide or other agricultural chemical storage, use or application, and Hazardous Material or Solid Waste generation, use, storage, treatment and disposal.

         "FINANCIAL STATEMENTS" shall mean the year-end financial statements or any interim financial statements that the Seller keeps in its normal course of business.

         "FORUM" shall mean any federal, state, local, municipal, or foreign court, governmental agency, administrative body or agency, tribunal, private alternative dispute resolution system, or arbitration panel.

         "GOVERNMENT" shall mean any federal, state, local, municipal, or foreign government or any department, commission, board, bureau, agency, instrumentality, unit, or taxing authority thereof.

         "HAZARDOUS MATERIAL" shall mean all substances and materials designated as hazardous or toxic as of the date hereof pursuant to any applicable Environmental Law.

         "KNOWLEDGE OF SELLER" (or words of like effect) when used to qualify a representation, warranty, or other statement shall mean the actual knowledge of Seller's executive officers.

        "LEASES" shall mean all of the existing leases as set forth on SCHEDULE 3.5.

         "MANAGED CARE CONTRACT" shall mean any agreement, contract or commitment of or with (directly or indirectly through an independent practice association or other health care provider network) a third party payor, including a federal or state government program (e.g. Medicare or Medicaid), insurance company, self-insured employer, healthcare service plan, non-profit hospital insurance plan or health maintenance organization, for the provision of health care services to any person or persons or for reimbursement of health care services rendered to such person or persons.

         "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE" shall mean with respect to the Purchased Assets any material adverse effect or change in the condition (financial or otherwise), of the business, results of operations, prospects, liabilities or the Purchased Assets, not of the Purchaser's fault, that would prevent the Seller from completing the transactions contemplated by this Agreement, or any event or condition which would, with the passage of time, constitute a Material Adverse Effect or Material Adverse Change.



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         "MATERIAL CONTRACTS" shall mean all Contracts that involve monetary obligations of Seller of more than $20,000 per year and that are not cancelable by Seller upon thirty days notice or less without penalty, a list of which are set forth on SCHEDULE 3.11.

        "MINOR CONTRACTS" shall mean all Contracts that are not Material Contracts.

         "ORDERS" shall mean all applicable orders, writs, judgments, decrees, rulings, consent agreements, and awards of or by any Forum or entered by consent of the party to be bound.

         "PERMITS" shall mean all rights of Seller under any license, certificates of occupancy, and permits or approvals of any nature, from any Government which relate exclusively to the Business, the Clinic, or the Assets.

         "PERSON" shall include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization, a government, and any other legal entity.

         "PERSONNEL" shall mean all of the Physician and non-Physician employees of Seller employed at the Clinic, however in no way shall this definition limit the assignment of the employment contracts assumed and assigned under SCHEDULE
3.13 and the Acquisition Documents.

        "PHYSICIAN" shall mean any individual who is licensed to practice medicine in the state of Georgia.

        "PRACTICE" shall mean the professional medical practice owned by Seller located at 6920 Jimmy Carter Blvd., Suite 100, Norcross, GA 30071.

         "PROPERTY TAXES" shall mean all ad valorem, real property, and personal property taxes, all general and special private and public assessments, all other property taxes, and all similar obligations pertaining to the Assets.

         "SCHEDULES" shall mean the numbered sections of the Schedule Section.

         "SOLID WASTE" shall mean any garbage, refuse, sludge from a waste treatment plant, water supply treatment plant, or air pollution control facility, and other discarded material, including solid, liquid, semisolid, or contained gaseous material resulting from industrial, mining, and agricultural operations.

         "TERMINATION DATE" shall mean February 15, 1999.


                         ARTICLE II - PURCHASE AND SALE

        2.1 Purchase and Sale. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing Seller shall sell, transfer, and assign to Purchaser all of Seller's right, title, and interest in and to the Assets free and clear of any mortgage, security interest, lien, charge, claim, or other encumbrance of any nature except the Assumed Liabilities, and Purchaser shall purchase the Assets from Seller for the Purchase Price set forth in SECTION 2.3.

        2.2 Assumption of Liabilities. As of the Effective Time, Purchaser shall assume all of the Assumed Liabilities. Except for the Assumed Liabilities, Purchaser does not hereby assume or agree to assume or pay any obligations, liabilities, indebtedness, duties, responsibilities, or commitments of Seller or any other Person, of any nature whatsoever, whether known or unknown, absolute or contingent, due or to become due. Assumed Liabilities are set forth in
SCHEDULE 2.2.

        2.3 Purchase Price. The purchase price for the Assets (the "PURCHASE PRICE") shall be as follows:

         (a) The Purchase Price for the Assets shall be $950,000 cash, of which
(i) $150,000 has been previously paid to Seller as a non-refundable deposit,
(ii) $40,000 has previously been paid to Seller as an advance on the Purchase Price, (iii) $760,000 shall be paid in cash at closing by means of wire transfer to the bank account set forth in SCHEDULE 2.3(a), and (iv) $125,000 shall be paid in the form of Purchaser's promissory note in the form of EXHIBIT B (the "NOTE"), secured by a first lien security interest in the Assets pursuant to the Security Agreement and Financing Statement attached hereto as EXHIBIT C (the "SECURITY AGREEMENT"). Not



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withstanding the above, of the amount paid from SECTION 2.3(a)(iii), $665,000 will be paid in accordance with SECTION 10.3(A) below, and SECTION 2.3(a)(iv) when due will be paid in accordance with the Note.

         (b) All accounts receivables of Seller for services performed for the prior six (6) months before December 31, 1998, (July 1, 1998 through December 31, 1998) and excluding the Barry Smith receivables for services performed prior to the said six months regardless of when collected (the "RECEIVABLES"), a schedule of which is attached as SCHEDULE 2.3(b), shall be owned equally by Seller and Purchaser. Purchaser shall use its best efforts to collect the Receivables and shall retain the right to settle and compromise any said Receivables. To the extent Purchaser utilizes an outside agency to collect Receivables, Purchaser and Seller shall share the cost thereof. Purchaser may retain up to $7,000 per month of Seller's share of collected Receivables for a maximum of six months, provided that all such retained Receivables shall be paid in full to Seller, without interest, at the end of six months (i.e. maximum of $42,000) and is secured in a separate note and security agreement attached hereto as EXHIBIT B-1 and C-1 respectively. Receivables older than 180 days at the Closing Date shall remain the property of Seller.

        2.4 Deliveries at the Closing. (a) At the Closing, Seller shall deliver to Purchaser the following:

         (i)   The Bill of Sale and Assignment Agreement, duly executed by
               Seller;

         (ii) Any other documents that Purchaser may reasonably request prior to the Closing in order to effectuate the transactions contemplated hereby.

         (b) At the Closing Purchaser shall deliver to Seller the following:

              (i)   The funds constituting the Asset Purchase Price;

              (ii) The Bill of Sale and Assignment Agreement, duly executed by Purchaser;

              (iii) the Note;

              (iv)  the Security Agreement; and

              (v) Any other documents that Seller may reasonably request prior to the Closing; and

        2.5 Transfer of Operations. Purchaser shall be entitled to immediate possession of, and to exercise all rights arising under, the Assets from 12:01 on February 1, 1999, and operation of the Clinic shall transfer at such time, except as otherwise provided herein. The risk of loss or damage by fire, storm, flood, or other acts of God shall be in all respects upon Seller prior to the Effective Time and upon the Purchaser thereafter.

        2.6 Closing. The closing of the transactions described in this ARTICLE II (the "CLOSING") shall take place at the Clinic or other location that the Parties may mutually agree upon contemporaneous with the execution hereof.

        2.7 Allocation of Purchase Price. The Purchase Price shall be allocated among the various Assets as set forth on EXHIBIT D hereof, which Exhibit shall be prepared by the parties and attached hereto at Closing. Each party hereby agrees that it will not take a position on any income tax return, before any governmental agency charged with the collection of any income tax, or in any judicial proceeding that is inconsistent with the terms of this SECTION 2.7. The parties shall complete a Form 8594 as of the Closing based upon EXHIBIT D.

        2.8 Further Assurances. From time to time after the Closing at Purchaser's request and expense, Seller shall execute, acknowledge, and deliver to Purchaser such other instruments of conveyance and transfer and shall take such other actions and execute and deliver such other documents, certifications, and further assurances as Purchaser may reasonably require to vest more effectively in Purchaser, or to put Purchaser more fully in possession of, any of the Assets, or to better enable Purchaser to complete, perform and discharge the Assumed Liabilities. Each party hereto will cooperate with the other and execute and deliver to the other party hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence, and confirm the intended purpose of this Agreement.



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             ARTICLE III - REPRESENTATIONS AND WARRANTIES OF SELLER

        Subject to the limitations and exceptions set forth in this Agreement and in the Schedules attached hereto, To the best of Seller's knowledge, Seller hereby represents and warrants to Purchaser as follows:

        3.1 Organization and Good Standing. Seller is a duly organized validly existing and in good standing under the laws of the State of Georgia. Seller has the corporate power to execute, deliver and perform this Agreement and all other agreements, instruments and documents to be delivered herewith or pursuant hereto and the consummation of the transactions provided for herein and all such agreements, documents and instruments are the valid and binding obligation of Seller enforceable in accordance with their respective terms.

        3.2 Authorization. The execution, delivery and performance by Seller of this Agreement and the documents described in SECTION 2.4 to which Seller is or will become a party (collectively with this Agreement, the "Acquisition Documents") will not violate any provision of law or result in the breach of, or constitute a default under, or result in the creation of any lien, charge or encumberance upon any of the Assets being sold. The Acquisition Documents to which Seller is a party have been or at Closing will have been duly authorized by the required corporate action and will be duly executed and delivered by Seller and constitute or will constitute the legal, valid and binding obligations of Seller, enforceable in accordance with their respective terms.

        3.3 Litigation. There are no non-disclosed actions, suits, litigation, claims, administrative or other proceedings ("Action") or governmental investigations pending or, to Seller's knowledge, which would prevent the transaction contemplated by this Agreement. The consummation of the transactions contemplated by this Agreement will not require the consent, approval, authorization or order of any court or governmental authority.

        3.4 Assets. Seller will convey to Purchaser at Closing, good and marketable title to all of the Assets, free and clear of all claims, liens, agreements, security interests and encumbrances of any nature whatsoever, except as otherwise permitted as described in SCHEDULE 3.4. The equipment and machinery of Seller are in good repair and operating condition and have been maintained in the ordinary course of business. Assets are sold as is where is.

        3.5 Leases. SCHEDULE 3.5 contains a complete and accurate description of the terms of all Leases pursuant to which Seller leases real or personal property, including a general description of the leased property or items, the term, the monthly rent, any and all renewal options, and any requirements for the consent of third parties to assignments of the Leases. All the Leases are valid, binding and enforceable in accordance with their terms and in full force and effect. Seller has no knowledge of the occurrence of any event of default by Seller under the Leases which (which with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default thereunder on the part of Seller. With respect to the Clinic building Lease, Seller has, and will transfer to Purchaser, the leasehold estate, except Seller retains any deposits and all rights and causes of actions against Lessor that arose prior to the closing date. Seller enjoys peaceful and undisturbed possession of the leased real property, and Seller has in all material respects performed all the obligations required to be performed by it under the Clinic Lease. Seller will obtain and present at Closing the Owner/Landlord's Permission and consent to the assignment of the Clinic building Lease to the Purchaser.

3.6 Compliance with Laws. To the Seller's knowledge, the Seller has not violated and is in compliance with all laws, statutes, ordinances, regulations, rules and orders of any foreign, federal, state or local government and any other governmental department or agency, and any judgment, decision, decree or order of any court or governmental agency, department or authority, relating to the Assets or the Practice, including, without limitation, Environmental Laws and the Medicare and Medicaid self-referral ("Stark"), fraud and abuse provisions of the Social Security Act or any similar provisions of any other federal, state and local laws relating to kickbacks, illegal referrals, illegal billings or the like. Seller has not received notice that, or otherwise been advised that, it is not in compliance with any governmental or regulatory requirements.

3.7 Medicare and Medicaid Claims. All Medicare and Medicaid bills and claims (collectively, "Bills") submitted by or on behalf of Seller for items, services and goods provided to beneficiaries of the Medicare and Medicaid programs (the "Programs") represent bona fide claims for items, services or goods provided to Program beneficiaries in accordance with applicable laws, rules and regulations, and were submitted by or on behalf of Seller in accordance with applicable laws, rules and regulations. The Bills and all other information submitted in connection therewith, to Sellers knowledge are true, accurate and complete and do not contain any untrue statement of any material fact, or omit to state any material fact necessary to make the statements or facts contained therein not misleading. There are no pending or, to the best of Seller's knowledge, threatened audits, investigations or claims for or



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relating to any material liability with respect to the Bills, and there are no facts or information which would give rise to any such material liability. Not withstanding the Survival Period limitation set forth in SECTION 7.1(c), Seller shall remain liable and will hold Purchaser harmless for the refund or repayment, proportionate to the amount received by Seller, of any Bills determined to have been improperly paid and the payment of any fine and all fines or penalties imposed as the result of any Bills improperly filed by Seller.

        3.8 Financial Information. SCHEDULE 3.8 contains the financial information pertaining to the Clinic, all of which is accurate and complete in all material respects as management tools. Such financial information in
SCHEDULE 3.8 have been prepared by Seller's in-house accountant and each such financial information represents fairly in all material respects as of its date the financial position of the Seller.

        3.9 No Adverse Change. Since the date of the financial information described in SECTION 3.8, there has been no Material Adverse Change in the Assets, nor has there been any conducting of the Clinic other than in the ordinary course.

        3.10 Permits, Licenses, Certifications, and Authorizations. Seller has all necessary licenses, permits, certificates, authorizations, consents, and approvals required by law or any governmental authority or agency for the conduct of the Practice as and where presently conducted.

        3.11 Contracts. (a) Each Material Contract is a valid agreement, without any material default of Seller thereunder, and to the knowledge of Seller, without any default on the part of any other party thereto. If an event of default has occurred Seller agrees to remedy any default. To the knowledge of Seller, no event or occurrence has transpired which with the passage of time or giving of notice or both will constitute a default under any Material Contract. A list of each Material Contract and every amendment thereto or other agreement or document relating thereto is set forth as SCHEDULE 3.11 to this Agreement. True and correct copies of the Material Contracts (and any amendments thereto) have been or will be provided to Purchaser at least five days prior to Closing.

                  (b) Except as set forth in SCHEDULE 3.11, no material Contract has been assigned by Seller or any interest granted therein by Seller to any third party, or is subject to any mortgage, pledge, hypothecation, security interest, lien, or other encumbrance or claim, except the security interests and liens in favor of the granting party, all of which shall be released or assumed at or prior to Closing.

        3.12 Non-Contravention. Subject to obtaining the consents to assignment of the Material Contracts set forth on SCHEDULE 3.11, the execution, delivery and performance of this Agreement will not violate or result in a breach of any term of Seller's Articles of Incorporation or Bylaws, result in a breach of any agreement or other instrument to which Seller is a party (except for defaults under Minor Contracts where the consent of the other party or parties to such contract to the assignment thereof will not be obtained) or violate any law or any order, rule, or regulation applicable to Seller of any Forum having jurisdiction over Seller; and will not result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of the Assets. Except as set forth on SCHEDULE 3.12 and except for consents required under Minor Contracts, the execution, delivery and performance of this Agreement and the other Acquisition Documents executed in connection herewith, and the consummation of the transactions contemplated hereby and thereby do not require any filing with, notice to or consent, waiver or approval of any third party, including but not limited to, any Forum.

        3.13 Employment Contracts, Etc. Except as listed on SCHEDULE 3.13, Seller is not a party to any written employment agreements related to the employees at the Clinic (or any oral agreements providing for employment other than employment "at will") or any deferred compensation agreements.

        3.14 Employee Benefits. (a) SCHEDULE 3.14 hereto contains a true and complete list of all the following agreements or plans of Seller which are in effect and which pertain to any of the Personnel:

                           (i) "employee welfare benefit plans" and "employee pension benefit plans," as defined in Sections 3(l) and 3(2), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA");

                           (ii) any other pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, health, hospitalization, medical, life insurance, vision, dental, prescription drug, supplemental unemployment, layoff, automobile, apprenticeship and training, day care, scholarship, group legal benefits, fringe benefits, or other employee benefit plan, program, policy, or arrangement, whether written or unwritten, formal or informal, which Seller maintains or to which Seller has any outstanding, present, or future obligation



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         to contribute to or make payments under, whether voluntary, contingent, or otherwise (the plans, programs, policies, or arrangements described in clauses (i) or (ii) are herein collectively referred to as the "SELLER PLANS").

                   (b) No Seller Plan has been terminated nor has any accumulated funding deficiency (as defined in Code Section 412(a)) been incurred, nor has any waiver from the Internal Revenue Service been received or requested.

        3.15 Employees. SCHEDULE 3.15 sets forth a list of the Seller's Personnel, stating with respect to each, the name, date of hire and rate of compensation. Except as described in SCHEDULE 3.15, to the knowledge of Seller, there are no claims or disputes pending with any employee constituting Personnel regarding workers' compensation, unemployment benefits, discrimination (including discrimination based on any disability).

        3.16 No Other Agreements to Sell Assets. Neither Seller nor any of Seller's employees have any commitment or legal obligation, absolute or contingent, to any other person or firm other than Purchaser to sell, assign or transfer any of the Assets or to enter into or cause the entering into of any agreement with respect to any of the foregoing.

        3.17 Utilities. The Clinic is supplied with utilities (including water, sewage, disposal, electricity, gas and telephone) and other utility services necessary for the operation of the Clinic as currently operated. Seller will consent to the transfer and assignment of the utility bill and deposits for the utilities.

        3.18 Accounts Receivable. The Accounts Receivable, to the best of Seller's knowledge represent bona fide claims of Seller against debtors for gross sales and services performed or other charges, on a accrual basis, arising on, or before the date of this Agreement and only include the Accounts Receivable for the prior six (6) months before December 31, 1998 (July 1, 1998 through December 31, 1998), and excluding the Barry Smith receivables for services performed prior to the said six months regardless of when collected, and said Accounts Receivable are subject to no defenses, counterclaims or rights of setoff, except for contractual adjustments, bad debt reserve and adjustments done in the ordinary course of Seller's business.

        3.19 Material Misstatements Or Omissions. No representations or warranties by Seller in this Agreement, nor any document, exhibit, statement, certificate or schedule furnished to Purchaser pursuant of this Agreement, or in connection with the transactions contemplated by this Agreement, to the best of Seller's knowledge, contains or will contain any untrue statement of material fact, or omits to state any material fact necessary to make the statements or facts contained therein not misleading. To the best of Seller's knowledge, Seller has disclosed all events or conditions materially affecting the Assets.

        3.20 Taxes. Seller hereby warrants that it shall remain full liable for any and all federal, state, and local taxes, together with any penalties, interest, and other amounts pertaining to the Sold Assets prior to and including the Closing Date. There are no known disputes as to taxes payable by Seller that might affect the sold Assets except as it relates to Personal Property Tax and Seller specifically acknowledges that it will be responsible for this tax, and if need be, pay any disputed Personal Property Tax so as not to affect the Assets.

        3.21 Medical Records. Seller has maintained the confidentiality of all the Medical Records as required by and in conformance with all applicable federal and state laws and regulations. Seller has not transferred any Medical Records to any individual or entity against the request of any patient prohibiting Seller from transferring his or her patient information or records.

                           ARTICLE IV - COVENANTS OF SELLER

        4.1 Transfer of Licenses and Permits. Seller shall use commercially reasonable efforts to assist Purchaser with the assumption, transfer, or reissuance of any and all Permits required for the operation of the Clinic, which in good faith it was not able to obtain prior to the Date of Closing.

        4.2 Liabilities of Seller. All liabilities of Seller related to the Assets that are not Assumed Liabilities will be paid by Seller as they come due, which due date may be extended if the liability is contested by Seller in good faith or does not effect the transferability of the Asset. In the event liability affects the Asset and is contested, Seller shall immediately notify Purchaser in writing as to the reason for the contest.

        4.3 Agreements Respecting Employees of Seller. Seller and Purchaser shall cooperate in the transition of coverage of retained Personnel from Seller's health, medical, life insurance, and other welfare plans to plans maintained by Purchaser. Seller shall handle all



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matters concerning the health, medical, life insurance, and other welfare plans of any Personnel not retained by Purchaser, including but not limited to Cobra notification. Purchaser agrees to provide Seller a list within one week of Closing of any Personnel it does not retain.

             ARTICLE V - REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Seller as follows:

        5.1 Prior Occupancy. Purchaser represents that it has completed its due diligence and acknowledges that it has had management of the Clinic since November 20, 1998.

        5.2 Authority. Purchaser has the corporate power to execute, deliver and perform this Agreement and all other agreements, instruments and documents to be delivered herewith or pursuant hereto and the consummation of the transactions provided for herein and all such Agreements, documents and instruments are the valid and binding obligation of Purchaser enforceable in accordance with their respective terms. All requisite corporate action has been taken by Purchaser to authorize (i) the execution, delivery and performance of this Agreement and all other agreements, instruments and documents to be delivered herewith or pursuant hereto and (ii) the consummation of the transactions provided for herein.

        5.3 Adverse Claims. There are no actions, suits, claims, administrative or other proceedings, or governmental investigations pending or, to Purchaser's knowledge, threatened against Purchaser which question or seek to prevent consummation of the transaction herein contemplated, whether at law or in equity, or before any federal, state, local, foreign or other governmental department, agency or instrumentality.

        5.4 Governmental and Other Consents. No consent, authorization, or approval of, or exemption by, or filing with, any court or governmental body or authority is required in connection with the execution, delivery and performance by Purchaser of this Agreement or of any of the instruments or agreements herein referred to, or the taking of any action herein contemplated, except as set forth in SCHEDULE 3.12.

        5.5 Disclosure. No representation or warranty made in this Agreement or as provided herein contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein not misleading.

        5.6 Non-Contravention. The execution and delivery of this Agreement and the Bill of Sale and Assignment Agreement by Purchaser do not and the consummation by Purchaser of the transactions contemplated hereby and thereby will not violate any law or agreement applicable to it.

        5.7 Validity. This Agreement has been duly executed and delivered by Purchaser, and constitutes the legal, valid, and binding obligation of Purchaser, enforceable against it in accordance with its terms, subject to general equity principles and to applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws from time to time in effect affecting the enforcement of creditors' rights. When the Bill of Sale and Assignment Agreement has been executed and delivered in accordance with this Agreement, it will constitute the legal, valid, and binding obligation of Purchaser, enforceable in accordance with its terms, subject to general equity principles and to applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws from time to time in effect affecting the enforcement of creditors' rights.


ARTICLE VI - COVENANTS OF PURCHASER

         6.1 Purchaser Performance. After the Closing Date, Purchaser shall promptly pay as they become due and otherwise perform all obligations under the Assumed Liabilities and otherwise perform and fulfill all other obligations with respect to the Assets pertaining to the period after the Closing Date.

         6.2 Confidentiality. In connection with the negotiation of this Agreement, Seller may disclose Confidential Information, as defined below to Purchaser. Purchaser further agrees to maintain the confidentiality of any and all Confidential Information of Seller and not disclose any Confidential Information to any Person other than such Person to whom Confidential Information must be disclosed to effect the transactions and who are bound by appropriate non-disclosure agreements or obligations. Purchaser shall not use such Confidential Information for financial gain or in any manner adverse to Seller, except that Purchaser may use such Confidential Information in connection with the ordinary course of operation of the Clinic after Closing. The foregoing obligations shall not apply to (i) any information which was known by Purchaser prior to its disclosure by Seller; (ii) any information which was in the public domain prior to the disclosure thereof, (iii) any information which comes into the public domain through no fault of Purchaser; (iv) any information which is disclosed to Purchaser by a third party, other than an affiliate, having the legal right to make such disclosure; or (iv) any information which is required to be disclosed by Order of any Forum. For purposes of this Section, "Confidential Information" shall mean any and all technical, business, and other information which is (a) possessed or hereafter acquired by Seller and disclosed to Purchaser and (b) derives economic value, actual or potential, from not being generally known to Persons other than Seller, including, without limitation, technical or non-technical data, compositions, devices, methods, techniques, drawings, inventions, processes, financial data, financial plans, product plans, lists of actual or potential customers or suppliers, information regarding the business plans and operations of Seller, and the existence of discussions and negotiations between the parties hereto relating to the terms hereof The restrictions of this Section shall expire three years from the date hereof with respect to any confidential business information that does not constitute a trade secret under applicable law.

         6.3 Seller's Employees. (a) Purchaser shall, in its sole discretion, offer employment to all Personnel upon terms and conditions substantially similar to those provided by Seller; however, Purchaser shall not be required to provide any employee benefit provided by Seller and shall be free to initiate its own program of employee benefits.

         (b) Purchaser shall maintain employee records transferred to Purchaser hereunder for a period of not less than four years and during that period will afford Seller reasonable access to such records during Purchaser's normal business hours. Purchaser shall maintain the confidentiality of such records and limit access thereto in accordance with the law in a manner consistent with Purchaser's treatment of its employee records.

         (c) Purchaser agrees with respect to Personnel hired by Purchaser: (i) to give such employees credit under Purchaser's benefits plans, programs, and arrangements for such employees' period of service with Seller, provided that such credit shall only be taken into account under any tax-qualified plan maintained by Purchaser for purposes of determining such employees' eligibility for participation and eligibility to satisfy any hours of service requirement in order to receive an allocation of an employer contribution; (ii) to provide coverage to such employees who are eligible under Purchaser's health, medical, life insurance, and other welfare plans (A) without the need to undergo a physical examination or otherwise provide evidence of insurability; (B) any pre-existing condition or similar limitations or exclusions will be applied by taking into account the period of coverage under Seller's plan; (C) by applying and giving credit for amounts paid for the plan year in which the Closing Date occurs as deductibles, out of pocket expenses, and similar amounts paid by individuals and their beneficiaries.

ARTICLE VII - INDEMNIFICATION

         7.1 Purchaser Claims. (a) Seller shall indemnify and hold harmless Purchaser, its officers, directors, agents, successors, assigns or affiliates, from and against any and all demands, claims, actions or causes of action, assessments, losses, diminution in value, damages, but shall not include punitive, special or consequential damages or attorney fees, except for claims arising under SECTION 7.1(A)(IV), suffered or incurred by any such party by reason of or arising out of any of the following:

        (i) the breach by such Seller of any representation or warranty contained herein;

        (ii) the non-fulfillment of any covenant or agreement of such Seller contained herein; and

        (iii) any liability or obligation of the Seller not included in the Assumed Liabilities; and

        (iv) the operation and conduct of the business of the Company prior to the Effective Time, so long as such claim was not a result of any claim arising out of the operation of the Clinic that was caused by the Purchaser; and

        (v) any claim by any Person for any brokerage or finder's fee or commission in respect of the transactions contemplated herein as a sole result of Seller's dealings, agreement, or arrangement with such Person. Purchaser represents they have not retained any such broker or person.

         (b) The amount of any liability of Seller under this SECTION 7.1 shall be computed net of any tax benefit to Purchaser from the matter giving rise to the claim for indemnification hereunder and net of any insurance proceeds received by Purchaser with respect to the matter out of which such liability arose.

         (c) The representations and warranties of Seller contained in this Agreement, the Schedules, or any certificate delivered by or on behalf of Seller pursuant to this Agreement or in connection with the transactions contemplated herein shall survive the consummation of the transactions contemplated herein and shall continue in full force and effect for a period of one year ("SURVIVAL PERIOD"). Anything to the contrary notwithstanding, the Survival Period shall be extended automatically to include any time period necessary to resolve a written claim for indemnification which was made in reasonable detail before expiration of the Survival Period but not resolved prior to its expiration, and any such extension shall apply only as to the claims so asserted and not so resolved within the Survival Period. Liability for any such item shall continue until such claim shall have been finally settled, decided, or adjudicated.

         (d) Purchaser shall provide written notice to Seller of any claim for indemnification under this Article as soon as practicable. Purchaser shall make commercially reasonable efforts to mitigate any damages, expenses, etc. resulting from any matter giving rise to liability of Seller under this Article.

         (e) Notwithstanding any other provision of this ARTICLE VII, the aggregate principal amount of the obligation of Seller under this ARTICLE VII shall not exceed the purchase price, unless the obligation was a direct result from any activities concerning Medicaid/Medicare.

        7.2 Defense of Third Party Claims. With respect to any claim by Purchaser under SECTION 7. 1, relating to a third party claim, Purchaser shall provide Seller with prompt written notice thereof in accordance with SECTION
13.4 and Seller may defend, in good faith and at its expense, by legal counsel chosen by it, and Purchaser, at its expense, shall have the right to participate in the defense of any such third party claim. So long as Seller is defending in good faith any such third party claim, Purchaser shall not settle or compromise such third party claim. In any event Purchaser shall cooperate in the settlement or compromise of, or defense against, any such asserted claim.

        7.3 Seller Claims. Purchaser shall indemnify and hold harmless Seller against, and in respect of, any and all damages, claims, losses, liabilities, and expenses, not including punitive, special or consequential damages or attorney fees, which may arise out of: (i) any breach or violation by Purchaser of any covenant set forth herein or any failure to fulfill any obligation set forth herein, including, but not limited to the obligation to satisfy the Assumed Liabilities; (ii) any breach of any of the representations or warranties made in this Agreement by Purchaser; or (iii) any claim by any Person for any brokerage or finder's fee or commission in respect of the transactions contemplated hereby as a result of Purchaser's dealings, agreement, or arrangement with such Person.

ARTICLE VIII - SETTLEMENTS OF DISPUTES

        8.1 Settlement of Disputes. (a) Arbitration. All disputes with respect to any claim for indemnification under this ARTICLE VIII and all other disputes and controversies of every kind and nature between the parties hereto arising out of or in connection with this Agreement shall be submitted to arbitration pursuant to the following procedures:

                           (i) After a dispute or controversy arises, either party may, in a written notice delivered to the other party, demand such arbitration in accordance with the rules of the American Arbitration Association ("AAA").

                           (ii) The arbitration hearing shall be held in Atlanta, Georgia at a location designated by the AAA. The Commercial Arbitration Rules of the AAA shall be used and the substantive laws of the State of Georgia (excluding conflict of laws provisions) shall apply;

                           (iii) An award rendered by the AAA pursuant to this Agreement shall be final and binding on all parties to the proceeding, shall deal with the question of costs of the arbitration and all related matters, shall not award punitive or consequential damages, and judgment on such award may be entered by either party in a court of competent Jurisdiction; and

                           (iv) Except as set forth in subsection (b) below, the parties stipulate that the provisions of this SECTION 8.1 shall be a complete defense to any suit, action or proceeding instituted in any federal, state, or local court or before any administrative tribunal with respect to any controversy or dispute arising out of this Agreement. The arbitration provisions hereof shall, with respect to such controversy or dispute, survive the termination or expiration of this Agreement.

         (b) Emergency Relief. Notwithstanding anything in this SECTION 8.1 to the contrary, either party may seek from a court any provisional remedy that may be necessary to protect any rights or property of such party pending the establishment of the arbitral tribunal or its determination of the merits of the controversy.

        8.2 Exclusive Remedies. The rights and remedies of the parties under this ARTICLE VIII shall be the sole and exclusive rights and remedies that either party may seek for any misrepresentation, breach of warranty, or failure to fulfill any covenant or agreement under this Agreement, except that either party may seek specific performance or injunctive relief.

ARTICLE IX - CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS

         The obligations of Seller at the Closing shall be subject to the satisfaction of the following conditions precedent at Closing (each of which may be waived by Seller):

        9.1 All representations and warranties of Purchaser contained herein shall be true and correct in all material respects on the Closing Date as if made on such date. All agreements of Purchaser contained herein shall have been complied with in all material respects.

        9.2 Purchaser shall execute, and deliver to Seller the Note (in the form of EXHIBIT B) and the Security Agreement (in the form of EXHIBIT C) and a like note and security agreement for the Receivables listed under SECTION 2.3(B).

ARTICLE X - CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS

         The obligations Of Purchaser at the Closing shall be subject to the satisfaction of the following conditions precedent at Closing (each of which may be waived by Purchaser):

        10.1 Representations. All representations and warranties of Seller contained Closing Date as if made on such date.


        10.2 Instruments of Conveyance and Transfer: Purchaser shall receive from Seller such bills of sale, endorsements, assignments, and other good and sufficient instruments of conveyance and transfer as are effective to transfer Seller's title to the Assets to Purchaser as provided for in this Agreement and immediately following the Closing, Seller shall take or cause to be taken all such steps as are necessary to put Purchaser in actual possession and operating control of the Assets free and clear of all liens and encumbrances.

        10.3 Prior Secured Parties. Parties hereby acknowledge that there is a current perfected security interest against the Assets of the Clinic by BLH, Inc., as agent for certain debenture holders (collectively Meridian). Parties agree, contemporaneous with the Closing to:

         (a) Purchaser represents and warrants that they have obtained all necessary authorizations and releases directly from Meridian and based on these representations by Purchaser, Seller authorizes Purchaser to pay Meridian under SECTION 2.3(A)(iii) above, 70% or $665,000.00 directly to facilitate Purchaser's satisfaction of clear title to the Assets.

         (b)  [Intentionally Omitted - changes incorporated on Note]

        10.4 Third Party Approvals. All required consents, authorizations or approvals, or exemptions by any governmental authority or third party shall have been obtained or made.

        10.5 Accrued Vacation and Sick Pay. Evidence satisfactory to Purchaser that all vacation and sick pay and other employee benefits ("Benefits") for non-contract employees or "at will" employees, which Seller employed and are entitled to Benefits as a result of services provided to Seller for the period ending on December 31, 1998, have been paid or otherwise satisfied in full.

                      Rest of Page Intentionally Left Blank

ARTICLE XI - JOINT OBLIGATIONS

The parties further agree as follows:

        11.1 Further Assurances. Seller and Purchaser agree that they will, upon request of the other at any time after the Closing Date and without further consideration, execute and deliver such other documents and instruments and take such other action as may reasonably be requested to carry out more effectively the purpose and intent of this Agreement.


        11.2 Bulk Sales Law. For the purpose of this sale the Purchaser does hereby wave the provisions of Georgia Uniform Commercial Code Bulk Transfers, O.C.G.A, Section 11-6-1 01, et. seq.

        11.3 Transition. Seller agrees to take any reasonable action requested by Purchaser in order to promote the smooth transition of the Asset sale.

                            ARTICLE XII - TERMINATION

        12.1 Termination. (a) This Agreement may be terminated as follows:

                  (i) At any time by the mutual consent of Seller and Purchaser; or

                  (ii) By either Seller or Purchaser, at its sole election, at any time after the Termination Date if the Closing shall not have occurred on or prior to such date through no fault of the party seeking the termination.

         (b) In the event of the termination of this Agreement pursuant to subparagraph (a)(ii) above because Seller or Purchaser, as the case may be, shall have willingly failed to fulfill its obligations hereunder, the other party shall, subject to ARTICLE VIII, be entitled to pursue, exercise, and enforce any and all remedies, rights, powers, and privileges available to it at law or in equity.

                          ARTICLE XIII - MISCELLANEOUS

         13.1 Expenses. (a) Each party hereto shall pay its own legal, accounting, and similar expenses incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement, and the consummation of the transactions contemplated hereby.

         13.2 Contents of Agreement, Parties in Interest, etc. This Agreement sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby and constitutes a complete statement of the terms of such transaction. This Agreement shall not be amended or modified except by written instrument duly executed by each of the parties hereto. Any and all previous agreements and understandings between the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement. Neither party has been induced to enter into this Agreement in reliance on, and has not relied upon, any statement, representation, or warranty of the other party not set forth in this Agreement, the Disclosure Memorandum, or any certificate delivered pursuant to this Agreement.

         13.3 Assignment and Binding Effect. Purchaser may assign the right to receive any of the Assets at Closing to any affiliate or other third party reasonably acceptable to Seller, provided that no such assignment shall affect Purchaser's liability hereunder. Subject to the foregoing, all of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of Seller and Purchaser. Seller acknowledges that it is the intent of Purchaser to assign the Assets to a management services company of which Dr. Naresh K. Parikh will be majority owner and Seller consents to the said assignment so long as the Seller's secured rights are not diminished.

         13.4 Notices. Any notice, request, demand, waiver, consent, approval, or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally or sent by telecopy or by first class registered or certified United States Mail, with proper postage prepaid, as follows:

                           IF TO SELLER, TO:

                           AHC Physicians Corporation, Inc.
                           1300 W. Walnut Hill Lane, Suite 275
                           Irving, Texas 75038

                           IF TO PURCHASER, TO:

         Georgia Clinic, L.L.C.
                           % Naresh K. Parikh, M.D.
         1861 Peeler Road
         Dunwoody, Georgia 30338

         WITH COPY TO:

         William C. Tinsley, II
         100 North Point Center East
         Suite 440
         Alpharetta, Georgia, 30022

or to such other address or person as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date actually delivered, or if mailed, four days after deposit in the U. S. Mail properly addressed with adequate postage affixed.

         13.5 GEORGIA LAW TO GOVERN. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

         13.6 Headings. All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement, and shall not affect in any way the meaning or interpretation of this Agreement.

         13.7 Schedules and Exhibits. All Exhibits and Schedules referred to herein are intended to be and hereby are specifically made a part of this Agreement.

         13.8 Severability. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         13.9 Public Announcements. Purchaser and Seller will coordinate with each other all press releases relating to the transactions contemplated by this Agreement and, except to the extent required by law, refrain from issuing any press release, publicity statement, or other public notice relating to this Agreement or the transactions contemplated hereby without providing the other party reasonable opportunity to review and comment thereon.

         13.10 Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event that any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Agreement.

         13.11     Time.  Time is and shall be of the essence of this Agreement.

         13.12 Fax Signatures. This Agreement and any agreement or document contemplated hereby may be signed and delivered by a party by facsimile, such facsimile shall be deemed to be an original signature.

                              SIGNATURES NEXT PAGE

         IN WITNESS WHEREOF, the parties have executed this Agreement the date first above written.

                               AHC PHYSICIANS CORPORATION, INC.


                               -----------------------------------
                               Dr. J.W. Stucki, Chairman and CEO
                               SELLER



                               GEORGIA CLINIC, LLC


                               ------------------------------
                               NARESH K. PARIKH, M.D.,
                               President and Member
                               PURCHASER

                            EXHIBIT TABLE OF CONTENTS

EXHIBIT                   TITLE
-------                   -----

A                         Bill of Sale and Assignment Agreement with Asset
                          List and Assumed Liabilities

B                         Promissory Note

C                         Security Agreement

D                         Allocation of Purchase Price

E Joint letter to at-will employees terminating employment with AHC Physicians' Corporation and hired by Georgia Clinic, L.L.C..

F Assignment and Assumption Agreements with landlord and equipment leases.

27                        Financial Data Schedule